   SECURITIES HAVE NOT REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION
     FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY
         JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS
        PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                               AMENDMENT NO. 1 TO
                               7% PREFERRED STOCK
                          SECURITIES PURCHASE AGREEMENT
                       AND RELATED STOCK PURCHASE WARRANT

                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                                       AND
                      COMMODORE APPLIED TECHNOLOGIES, INC.

                  THIS AMENDMENT NO. 1 is made as of the 20th day of August, 1997, by and between COMMODORE ENVIRONMENTAL SERVICES, INC., traded on the "Pinksheets" under the "COES' (the "Parent Company"), a corporation, with its principal office at 150 East 58th Street, New York, NY 10155, COMMODORE APPLIED TECHNOLOGIES INC., AMEX symbol "CXI" (the "Subsidiary Company"), a corporation, with its principal office at 150 East 58th Street, New York, NY 10155 and the undersigned (the "Purchaser"), with its principal office at the address set forth below the signature of the Purchaser on the signature page hereof.

                  Reference is made to the 7% Preferred Stock Securities Purchase Agreement made as of the 14th day of August, 1997 (the "7% Preferred Stock Securities Purchase Agreement") by and among the parties hereto. All capitalized terms herein are defined as set forth in the 7% Preferred Stock Securities Purchase Agreement or by reference therein.


                  IN CONSIDERATION of the mutual covenants contained in this Amendment, the Parent Company, Subsidiary Company and the Purchaser agree as follows:

                  Section 1. Amendment of the Definition of the Term "Conversion Price". Section 1 of the Agreement is hereby amended by deleting therefrom in its entirety the definition of the term "Conversion Price" and substituting therefor the following:

         "Conversion Price" means an amount equal to a fifteen (15%) percent discount from either the lower of (i) the average of the low prices, or
         (ii) the average of the closing bid prices of the CXI Common Stock as reported by Bloomberg, L.P. ("Bloomberg") for the previous five (5) business days ending on the day before the Conversion Date (the "Average Closing Bid Price"); provided, however, if the Average Closing Bid Price of the CXI Common Stock, as reported by Bloomberg , for any consecutive thirty (30) days (such thirtieth day shall be the "First Trigger Date") is equal to or less than $2.00 (the "Floor Average"), the conversion price shall equal $2.00; if the Floor Average for any consecutive thirty (30) days beginning any day after the First Trigger Date is less than $2.00 ("Second Trigger Date"), the conversion price shall equal $1.90; if the Floor Average for any thirty (30) days beginning any day after the Second Trigger Date is less than $1.90 (the "Third Trigger Date"), the conversion price shall equal $1.80; if the Floor Average for any consecutive thirty (30) days beginning any day after the Third Trigger Date is less than $1.80 (the "Fourth Trigger Date"), the conversion price shall equal $1.70; if the Floor Average for any consecutive thirty (30) days beginning any day after the Fourth Trigger Date is less than $1.70 (the "Fifth Trigger Date"), the conversion price shall equal $1.60; if the Floor Average for any consecutive thirty (30) days beginning any day after the Fifth Trigger Date is less than $1.60, the conversion price shall equal $1.50. Subject to Section 11.5 herein, in no event shall the Conversion Price be lower than $1.50 per share of CXI Common Stock. If the CXI Common Stock is not traded on the American Stock Exchange, the Average Closing Bid Price shall be the average closing bid price (and if not available, the mean of the high and low prices) of the Common Stock on the over-the-counter-market or the principal national securities exchange or the Nasdaq National Market System or Nasdaq SmallCap Market System on which the CXI Common Stock is traded for the previous five (5) business days ending on the day before the Conversion Date.

         The Conversion Price shall be equitably adjusted accordingly on a pro rata basis in the event of the happening of certain events that would affect the CXI Common Stock or COES Convertible Preferred Stock's value including, but not limited to, forward and reverse stock splits, issuance of stock dividends, subdivision of shares, combinations, reclassifications, or the like (collectively "Reclassifications"). An adjustment made pursuant to this section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such an event."

                  Section 2.  Miscellaneous.

                  2.1 Headings. The headings of the various sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.

                  2.2 Counterparts/Facsimile. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission copy of the original shall be as effective and enforceable as the original.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

                            COMMODORE ENVIRONMENTAL SERVICES, INC.


                            By  /s/ Paul E. Hannesson
                              --------------------------------------------------


                            COMMODORE APPLIED TECHNOLOGIES, INC.


                            By  /s/ Michael D. Fullwood
                              -------------------------------------------------



                            Purchaser:  EDJ LIMITED


                            By  /s/
                              --------------------------------------------------
                            Name:
                            Title:
                            Purchaser's Address: Deltec Panamerica Trust Company
                                                 Deltec House
                                                 Lyman Cay
                                                 Box N-3229
                                                 Nassau, Bahamas

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

                            COMMODORE ENVIRONMENTAL SERVICES, INC.


                            By
                              --------------------------------------------------


                            COMMODORE APPLIED TECHNOLOGIES, INC.


                            By
                              --------------------------------------------------



                            Purchaser:   PORTER PARTNERS, L.P.



                            By  /s/
                              --------------------------------------------------
                            Name:
                            Title:
                            Purchaser's Address: c/o Porter Capital Management
                                                 100 Shoreline
                                                 Suite 211B
                                                 Mill Valley, California 94941

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

                            COMMODORE ENVIRONMENTAL SERVICES, INC.


                            By
                              --------------------------------------------------


                            COMMODORE APPLIED TECHNOLOGIES, INC.


                            By
                              --------------------------------------------------



                            Purchaser:  ELARA LTD.



                            By  /s/
                              --------------------------------------------------
                            Name:
                            Title:
                            Purchaser's Address: P.O. Box 438
                                                 Tropic Isle Building
                                                 Wickhams Cay
                                                 Road Town, Tortolla
                                                 British Virgin Islands